Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information presents the historical balance sheet of Wealth Generators, LLC (“WG”) as of March 31, 2017 giving pro forma effect to the reverse merger that was effective after the close of business on March 31, 2017 of WG with Investview, Inc. (“INVU”). The statement of operations has been presented as if the reverse merger had occurred on April 1, 2016.

The historical financial information has been derived from the audited financial statements of Wealth Generators and the unaudited and unreviewed financial statements of INVU. The financial information has been adjusted to give pro forma effect to events that are directly attributable to the reverse merger, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact. The pro forma adjustments are preliminary, is for informational purposes only, and the unaudited pro forma combined financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the reverse merger taken place on the dates noted, or the future financial position or operating results of the combined company. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

The transaction was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with the FASB (ASC 805). WG is the acquirer solely for financial accounting purposes. For purposes of the pro forma financial information contained herein, WG’s purchase price to acquire INVU was estimated based on an estimated value per share of INVU of $0.0044. The allocation of the purchase price is preliminary and is dependent upon certain procedures that have not been finalized. The actual amounts recorded as of the completion of the transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed consolidated financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

INVESTVIEW, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2017

(Unaudited)

	Wealth		Pro Forma		Pro Forma
	Generators, LLC	Investview, Inc.	Adjustments		Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$1,616	$3,550	$-		$5,165
Receivables	444,610	150,000	(162,430)	[1]	432,179
Short term advances	10,000	-	-		10,000
Total current assets	456,225	153,550	(162,430)		447,344

Fixed assets, net	10,235	-	-		10,235

Other assets:
Deposits	6,000	-	-		6,000
Goodwill			1,101,298	[3]
	-	-	(1,101,298)	[4]	-
Total other assets	6,000	-	-		6,000

Total assets	$472,461	$153,550	$(162,430)		$463,580

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,370,972	$410,487	$(162,430)	[1]	$1,373,472
			(91,500)	[2]
			(154,057)	[4]
Deferred revenue	433,298	-	-		433,298
Related party payables	805,895	127,199	(127,199)	[4]	805,895
Settlement payable	-	344,392	(344,392)	[2]	-
Debt	2,093,745	73,011	(46,696)	[2]	2,102,476
			(17,583)	[4]
Current liabilities of discontinued operations	-	120,300	(120,300)	[4]	-
Derivative liabiilty, short term portion	-	38,157	(38,157)	[2]	-
Total current liabilities	4,703,909	1,113,546	(1,102,315)		4,715,140

Long term liabilities	-	-	-		-

Total liabilities	4,703,909	1,113,546	(1,102,315)		4,715,140

STOCKHOLDERS' DEFICIT
Preferred stock	-	-	-		-
Common stock	-	125,889	24,576	[2]	1,509,136
			1,358,671	[3]
Additional paid in capital	-	97,658,268	83,558	[2]	(1,251,112)
			(98,992,938)	[3]
Treasury stock	-	(8,589)	-		(8,589)
Members' deficit	(4,231,449)	-	4,231,449	[5]
Accumulated deficit			412,612	[2]
			98,735,565	[3]
			(682,159)	[4]
	-	(98,735,565)	(4,231,449)	[5]	(4,500,996)
Total stockholders' deficit	(4,231,449)	(959,996)	939,884		(4,251,561)

Total liabilities and stockholders' deficit	$472,461	$153,550	$(162,430)		$463,580

INVESTVIEW, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDING MARCH 31, 2017

(Unaudited)

	Wealth		Pro Forma		Pro Forma
	Generators, LLC	Investview, Inc.	Adjustments		Consolidated

Revenue, net	$12,872,947	$145,838	$(145,838)	[4]	$12,872,947

Operating costs and expenses:
Cost of sales	862,849	3,000	(3,000)	[4]	862,849
Commissions	9,412,655	-	-		9,412,655
Selling and marketing	500,032	-	-		500,032
Salary and related	1,918,199	-	-		1,918,199
Professional fees	917,308	-	-		917,308
General and administrative	1,199,564	1,488,240	(1,343,764)	[4]	1,344,041
Total operating costs and expenses	14,810,607	1,491,240	(1,346,763)		14,955,084

Net loss from operations	(1,937,660)	(1,345,402)	1,200,925		(2,082,137)

Other income (expense):
Interest expense, related parties	(274,057)	-	-		(274,057)
Interest expense	(205,327)	(5,431)	-		(210,758)
Other income (expense)	(6,120)	-	-		(6,120)
Gain (loss) on change in fair value of derivative liabilities	-	97,057	-		97,057
Gain (loss) on debt extinguishment	-	3,140,000	412,612	[2]	3,552,612
Total other income (expense)	(485,504)	3,231,626	412,612		3,158,733

Loss from operations before taxes	(2,423,164)	1,886,223	1,613,537		1,076,596

Tax expense	(4,039)	-	-		(4,039)

Net loss	$(2,427,203)	$1,886,223	$1,613,537		$1,072,558

[1]	This entry eliminates the intercompany account balances

[2]	In conjunction with the Acquisition, INVU entered into an assignment and assumption agreement wherein they issued 24,914,348 shares of their common stock to Alpha Pro Asset Management Group, LLC ("Alpha Pro"), an entity affiliated with the prior members of management, in exchange for Alpha Pro's assumption of $482,588 worth of liabilities. This entry records the issuance of shares, the extinguishment of debt, and the gain on the transaction. One of the notes assumed by Alpha Pro had a derivative liability recorded on the INVU’s books for $31,157, therefore that liability was also extinguished with the execution of the agreement.

[3]	INVU issued 1,358,670,942 shares of their common stock to the members of Wealth Generators, LLC in exchange for 100% of the outstanding securities of WG. This entry records the issuance of shares to ensure the capital accounts reflects that of the legal acquirer (INVU), records goodwill for the excess of the purchase price over the assets acquired and liabilities assumed, and eliminates INVU's historical stockholders' deficit.

The fair value of the consideration effectively transferred was measured based on the fair value of INVU’s shares that were outstanding immediately before the transaction of 150,465,339. Using the closing market price of INVU’s shares on March 1, 2017 of $0.0044 consideration was valued at $662,047.

Cash	$3,550
Receivables	150,000
Total assets acquired	153,550

Accounts payable and accrued liabilities	439,288
Due to former management	127,199
Debt	26,314
Total liabilities assumed	592,801

Net liabilities assumed	439,251

Consideration	662,047

Goodwill	$1,101,298

[4]	On June 6, 2017 INVU entered into an Acquisition Agreement with Market Trend Strategies, LLC ("Market"), a company whose members are also former members of management of INVU. In accordance with the Acquisition Agreement, INVU spun-off the operations of INVU that existed prior to the merger with Wealth Generators, LLC and sold the intangible assets used in the operations of INVU pre-merger in exchange for Market assuming $419,139 worth of liabilities that had been on the books pre-merger. Because there was goodwill that was recorded in conjunction with the merger, and it therefore related to the INVU operations that were acquired, this spin-off entry effectively reduced the goodwill to zero, reduced the liabilities that had been assumed, removed the expenses related to the spun-off operations of INVU pre-merger, and resulted in a gain on spin-off of operations.

[5]	This entry reclasses the members deficit of Wealth Generators, LLC to accumulated deficit of the consolidated entity